EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 30, 2021, included in the Proxy Statement of Montes Archimedes Acquisition Corp. that is made a part of Amendment No. 2 to the Registration Statement (Form S-4 No. 333-256165) and Prospectus of Roivant Sciences Ltd. for the registration of 51,339,779 common shares and 30,750,276 warrants to purchase common shares.

/s/ Ernst & Young LLP

Iselin, New Jersey

July 22, 2021